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Confidential Treatment requested by Atlantic Southeast Airlines, Inc., File No.
0-11097


                                 EXHIBIT 10 (n)


                 Confidential treatment has been applied for with respect to certain provisions of this Exhibit, which provisions have been omitted from this Exhibit, marked with an asterisk (*) and filed separately with the SEC

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                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT
                            DATED FEBRUARY 25, 1991

          This First Amendment To Credit Agreement (this "First Amendment") is made and entered into this 13th day of September, 1996, between ATLANTIC SOUTHEAST AIRLINES, INC., a Georgia corporation ("Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Lender") with the express understanding that ASA INVESTMENTS, INC., a Delaware Corporation ("ASAI") shall be a third party beneficiary hereof.

                              W I T N E S S E T H:

         WHEREAS, Borrower is indebted to Lender under the terms of that certain Credit Agreement dated February 25, 1991 (the "Credit Agreement"); and

         WHEREAS, ASAI has undertaken those obligations imposed upon it under that certain Guarantee dated February 25, 1991 (the "Guarantee") issued by ASAI for the benefit of Lender and securing Borrower's performance of Borrower's obligations under the Credit Agreement; and

         WHEREAS, the Borrower desires to obtain the approval and consent of the Lender to implement a corporate reorganization and an amendment to the Credit Agreement which will result in (i) the Borrower and ASAI each becoming a wholly owned subsidiary of a holding company, the stock of which holding company will be owned by the Borrower's current shareholders and will be publicly traded, (ii) ASAI being relieved of its responsibility under the Guarantee, (iii) Borrower being relieved of certain restrictions imposed under the Credit Agreement, and (iv) Borrower undertaking its compliance with additional covenants imposed under this First Amendment; and

         WHEREAS, pursuant to the provisions of Section 11.04 of the Credit Agreement, the parties desire to amend the Credit Agreement as hereinafter provided.

         NOW, THEREFORE, for and in consideration of each party's agreement to be bound hereby and other good, valuable and adequate consideration, the parties hereto do hereby agree as follows:

         1. All capitalized terms not otherwise specifically defined herein shall have the meanings ascribed to them under the provisions of the Credit Agreement.

         2. From and after the date hereof, ASAI shall not be considered a subsidiary of Borrower for purposes of the application or interpretation of any provision of the Credit Agreement. In addition, Lender specifically acknowledges and agrees that the Guarantee is hereby terminated and shall be of no further force or effect it being the express agreement of all parties that ASAI shall be relieved of all obligations and responsibilities to Lender and that Lender

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shall not have and hereby waives and releases any claim or cause of action against ASAI under or in connection with the Credit Agreement, the credit extended to Borrower thereunder, the Basic Documents, or the Guarantee. In addition, the definition of "Guarantee" and Exhibit "J" and all references to the "Guarantee" and Exhibit "J" contained in the Credit Agreement or the Basic Documents are hereby deleted. All parties specifically agree that ASAI shall be a third party beneficiary of this Agreement and more specifically the provisions of this Paragraph 2.

         3. All references to the "Borrower" or any "subsidiary" or "subsidiaries" of the Borrower under the Credit Agreement and all determinations required to be made with respect thereto shall refer to and include solely and exclusively the Borrower and any subsidiaries hereinafter acquired and maintained; provided, that in no event shall the Borrower's subsidiaries include (i) ASAI, (ii) any parent or holding company owning all or substantially all of the capital stock of the Borrower, (iii) any Person utilized in the implementation of the Subject Reorganization (as hereinafter defined), or (iv) any Person required to be included in any consolidated financial statement, tax return or governmental filing covering the Borrower or under any other statement prepared or determination made in conformity with GAAP which Person does not otherwise constitute a subsidiary of the Borrower under the provisions of the Credit Agreement.

         4. The definitions of "Basic Documents", "Book Net Worth" and "GAAP" shall be amended and restated in their entirety as follows:

                 ""Basic Documents": this Agreement, including the First Amendment and all other amendments hereto, the Purchase Agreement, the Finex Agreement(s), and the Mortgage; and each Note, Purchase Agreement Assignment, Consent, and Mortgage Supplement as executed and delivered."

                 "Book Net Worth" : the book value of the Total Assets of Borrower and its subsidiaries (exclusive of any indebtedness owed to the Borrower or its subsidiaries by any affiliate of Borrower) which Total Assets are located within the United States of America minus the book value of the Total Liabilities of Borrower and its subsidiaries. For purposes of clarity, marketable securities and commercial paper issued by a foreign entity but held in the United States of America shall be considered to be assets located within the United States of America.

                 "GAAP": generally accepted accounting principles as in effect in the United States of America and applied on a basis consistent with that used in the preparation of the financial statements referred to in Section 5.5 except for (i) changes therein with which Borrower's independent public accountants concur that are disclosed in the notes to the relevant financial statements and (ii) any requirements for consolidation inconsistent with the provisions of Section 3 of the First Amendment to this Credit Agreement."

         5. The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:



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                 "Current Maturities of Long Term Debt": the amounts due,
within any twelve (12) month period following any fiscal quarter end of Borrower, under long-term debt instruments of Borrower, as determined pursuant to GAAP.

                 [*]

                 [*]

                 [*]

                 "1995 10-K": Borrower's annual report on Form 10-K for the year ended December 31, 1995.

                 "1996 10-Qs": Borrower's quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

                 [*]

                 "Recent SEC Filings": the 1995 10-K and 1996-10-Qs.

                 "Subject Reorganization": the pending proposed transaction under which (i) Borrower shall form a wholly owned subsidiary ("Holding Company"), (ii) Holding Company shall form a wholly owned subsidiary ("Second Level Subsidiary"), (iii) Second Level Subsidiary shall merge with and into Borrower with Borrower surviving and (a) Borrower's shareholders receiving stock in the Holding Company in exchange for the outstanding stock in Borrower,
(b) the Holding Company receiving all capital stock in Borrower, and (c) all capital stock in the Holding Company owned by Borrower being canceled, and (iv) Borrower's subsequent dividend distribution to the Holding Company of all capital stock in ASA Investments, Inc.; all of which transactions shall result in Borrower and ASA Investments, Inc. becoming wholly owned subsidiaries of Holding Company.

                 "Tangible Net Worth": the Book Net Worth of Borrower minus (i) the amount, if any, of the Total Assets of Borrower and its subsidiaries which would be treated as intangibles under GAAP, (ii) any write-up in the book value of any fixed asset resulting from a revaluation thereof and (iii) the amount, if any, at which shares of capital stock of Borrower appear on the asset side of Borrower's balance sheet.

                 "Total Assets": as to any Person which is a corporation, all items considered as assets for purposes of GAAP.

                 "Total Liabilities": as to any Person which is a corporation, all items considered as liabilities for purposes of GAAP.

         6.      [*]



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         7.      The representations and warranties contained under Sections
5.01, 5.02, 5.03, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, and 5.14 of the
Credit Agreement are hereby re-affirmed by Borrower as of the date hereof. The representations and warranties contained under Sections 5.04, 5.05, and 5.13 are hereby amended and restated in their entirety as follows:

                 "SECTION 5.04 -- Litigation. Except as disclosed in the Recent SEC Filings, there are no pending or (to the best of Borrower's knowledge after due inquiry) threatened actions or proceedings before any court or administrative agency which may be expected to have a materially adverse effect on Borrower's business or financial condition or which seek to question or set aside any of the transactions herein contemplated.

                 SECTION 5.05 -- Financial Statements. The audited balance sheet as of December 31, 1995, and the unaudited balance sheet as of June 30, 1996, for Borrower and its consolidated subsidiaries, and the related results of operations for the year and quarter then ended have been prepared in accordance with GAAP and correctly present Borrower's financial condition as of such dates and the results of operations for such periods, and since June 30, 1996, there has been no materially adverse change in Borrower's business, assets, operations or condition (financial or otherwise).

                 SECTION 5.13 -- [*]

         8. Effective as of the date hereof, the following representations and warranties are hereby added as new Sections 5.15, 5.16 and 5.17 each of which representations and warranties is hereby made by Borrower as of the date hereof:

                 "SECTION 5.15 -- Subject Reorganization. Upon the consummation of the Subject Reorganization, Borrower shall be and remain in compliance with all applicable provisions of this Agreement including without limitation, those covenants contained in Section 6.09 hereof.

                 SECTION 5.16 -- Insurance. The insurance maintained by Borrower with respect to the Aircraft shall continue in full force and effect and and conform to the requirements of the Mortgage for so long as this Agreement remains in effect.

                 SECTION 5.17 -- Continued Effectiveness. Except as specifically modified by any amendments hereto or thereto which amendments are duly executed in conformity with the provisions hereof and thereof, all of the terms and provisions of this Agreement and each of the Basic Documents shall continue in full force and effect and remain binding as against Borrower."

         9. Section 6.01 of the Credit Agreement is hereby amended, effective as of the consummation of the Subject Reorganization, by (i) replacing the phrase "and Borrower's Form 10-Q" with the phrase "and the Form 10-Q for any parent holding company of Borrower" in the one place in the last line of Section 6.01(a) where such former phrase appears and (ii) replacing the phrase "and Borrower's Form 10-K" with the phrase "and the Form 10-K for any parent



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holding company of Borrower" in the one place in the last line of Section
6.01(b) where such former phrase appears.

         10. Section 6.04 of the Credit Agreement is hereby amended by (i) adding the introductory phrase "Except for the implementation by Borrower of the Subject Reorganization," at the beginning of such Section and (ii) deleting the last sentence contained under such Section 6.04 in its entirety.

         11.     [*]

         12. Section 6.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                 "SECTION 6.09 -- Financial Covenants. Borrower shall at all times comply with the following covenants:

                 [*]

         13. Section 11.04 of the Credit Agreement is hereby amended to delete the phrase", the Guarantee," in the one place such phrase appears therein.

         14.     The representations and warranties contained under Section
11.06 of the Credit Agreement are hereby re- affirmed by Lender as of the date hereof.

         15. The undersigned Lender hereby consents to and approves the implementation and consummation of the Subject Reorganization by Borrower and ASA Investments, Inc. ("ASAI") and hereby waives (i) Borrower's or ASAI's compliance with any other provisions contained under the Credit Agreement or any other Basic Document which are deemed, interpreted or construed to prohibit, prevent or restrict Borrower's or ASAI's undertaking of the Subject Reorganization or (ii) any default or breach of any provision of either the Credit Agreement or any Basic Document resulting solely from the implementation and consummation of the Subject Reorganization by Borrower or ASAI; provided,that nothing contained under subclause (ii) hereof shall be deemed, interpreted or construed to constitute a waiver by Lender of any default or breach committed by Borrower under the Credit Agreement or any Basic Document (as amended hereby) from and after the consummation of the Subject Reorganization.

         16. In accordance with the provisions of Section 11.02 of the Credit Agreement, Borrower hereby notifies Lender of Borrower's designation of the following address at which Borrower is to hereafter receive any and all notices required to be provided Borrower under the Credit Agreement: Atlantic Southeast Airlines, Inc., 100 Hartsfield Centre Parkway, Suite 800, Atlanta, Georgia 30354-1356, Attn: Ronald V. Sapp, Vice President - Finance.




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         17.     Except as otherwise specifically provided under this First
Amendment, the terms and provisions of the Credit Agreement and each of the Basic Documents shall remain and continue in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers as of the date first above written.


BANK OF AMERICA NATIONAL                  ATLANTIC SOUTHEAST AIRLINES, INC.
TRUST AND SAVINGS ASSOCIATION


By: /s/ Patrick Horan                     By: /s/ Ronald V. Sapp
    --------------------------------      ----------------------------------
    Title: Senior Vice President              Title: Vice President-Finance




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